                                                                   EXHIBIT 10.23
--------------------------------------------------------------------------------




                            STOCK PURCHASE AGREEMENT

                                     between

                               PE CORPORATION (NY)
                               acting through its
                              Celera Genomics Group

                                       and

                             PARADIGM GENETICS, INC.







                          Dated as of December 3, 2001




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I DEFINITION AND INTERPRETATION ....................................   4

Section 1.01 Defined Terms .................................................   4

Section 1.02 Singular and Plural; Gender ...................................   5

Section 1.03 Meaning of Including ..........................................   5

Section 1.04 Meaning of Knowledge ..........................................   5

Section 1.05 Headings ......................................................   5

Section 1.06 Drafting ......................................................   5

Section 1.07 Accounting Terms ..............................................   5

ARTICLE II STOCK PURCHASE; CLOSING .........................................   6

Section 2.01 Stock Purchase and Closing ....................................   6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................   6

Section 3.01 Organization and Good Standing ................................   7

Section 3.02 Power and Authority ...........................................   7

Section 3.03 Due Authorization .............................................   7

Section 3.04 No Conflicts; Approvals .......................................   7

Section 3.05 Enforceability ................................................   8

Section 3.06 Capitalization and Ownership ..................................   8

Section 3.07 Issuance of Preferred Shares ..................................   8

Section 3.08 Subsidiaries and Investments ..................................   9

Section 3.09 Compliance with Law ...........................................   9

Section 3.10 Financial Statements and Related Matters ......................   9

Section 3.11 Operations Since Balance Sheet Date ...........................  10

Section 3.12 Litigation ....................................................  10

Section 3.13 Intellectual Property .........................................  11

Section 4.12 Accredited Investor ...........................................  12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER .....................  12

Section 4.01 Organization and Good Standing ................................  12

Section 4.02 Power and Authority ...........................................  12

Section 4.03 Due Authorization .............................................  12

Section 4.05 Enforceability ................................................  13

Section 4.07 Experience; Risk ..............................................  13

Section 4.08 Investment ....................................................  13

Section 4.09 Restricted Securities; Rule 144 ...............................  13

Section 4.11 Access to Data ................................................  14

Section 4.12 Accredited Investor ...........................................  14

Section 4.12 Accredited Investor ...........................................  14

Section 4.12 Accredited Investor ...........................................  14

Section 4.13 Legend ........................................................  14

ARTICLE V COVENANTS ........................................................  14

Section 5.03 Further Assurances ............................................  14

ARTICLE VI INDEMNIFICATION .................................................  15

Section 7.09 Survival ......................................................  15

Section 6.01 Indemnification by the Company ................................  15

Section 6.02 Indemnification by Purchaser ..................................  15

Section 6.03 Limits on Indemnification .....................................  16

ARTICLE VII MISCELLANEOUS ..................................................  17

Section 7.01 No Agency .....................................................  17

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Section 7.02 Expenses .....................................................   17

Section 7.03 GOVERNING LAW ................................................   17

Section 7.04 Specific Performance; Remedies ...............................   17

Section 7.05 Notices ......................................................   17

Section 7.06 Assignment; Successors .......................................   18

Section 7.07 Annexes; Entire Agreement ....................................   19

Section 7.08 Severability .................................................   19

Section 7.10 Time .........................................................   19

Section 7.11 Modification; Amendment; Waiver ..............................   19

Section 7.12 Counterparts .................................................   19

                            STOCK PURCHASE AGREEMENT

           This STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 3, 2001, and is entered into by and between PE Corporation (NY), a New York corporation, acting through its Celera Genomics Group ("Purchaser") and Paradigm Genetics, Inc., a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

           WHEREAS, concurrently with the execution and delivery of this Agreement and the closing of the transactions hereunder, the parties are entering into a certain Asset Purchase Agreement dated as of the date hereof (the "AgGen Transfer Agreement"); and

           WHEREAS, in consideration of the concurrent closing under the AgGen Transfer Agreement, the Company has agreed to issue 422,459 shares (the "Common Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to Purchaser for the consideration (the "Purchase Price"), set forth in the AgGen Transfer Agreement and on such other terms and conditions as are set forth herein; and

           NOW, THEREFORE, in consideration of the foregoing and the premises set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

           Section 1.01 Defined Terms. Certain capitalized terms used herein are
                        -------------
defined parenthetically in this Agreement. The following table indicates the Sections of this Agreement where those terms are defined:

Term                                                                     Section
----                                                                     -------

AgGen Transfer Agreement ...............................................Recitals
Agreement ......................................................... Introduction
Applicable Law .................................................... Section 3.09

Closing ........................................................... Section 2.01
Closing Date ...................................................... Section 2.01
Common Stock ...................................................... Section 3.06
Company ........................................................... Introduction
Damages ........................................................... Section 6.01
Disclosure Schedule ...............................................  Article III

Governmental Authority ......................................... Section 3.04(d)
Investment .........................................................Section 3.08
Investment Documents ...............................................Section 2.01
Judgment ........................................................Section 3.04(d)
Legal Action .......................................................Section 3.12
Material Adverse Effect ............................................Section 3.01
Proprietary Rights ...........................................Section 3.13(a)(i)
Public Filings .....................................................Section 3.14
Purchase Price .........................................................Recitals
Purchaser ..........................................................Introduction

Registration Rights Agreement ......................................Section 2.01
Securities Act ..................................................Section 3.06(c)
Subsidiary .........................................................Section 3.08
Transaction Documents ..............................................Section 2.01


                  Section 1.02 Singular and Plural; Gender. Whenever
                               ---------------------------
appropriate in the context, terms used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

                  Section 1.03 Meaning of Including. As used herein, the word
                               --------------------
"including" shall be deemed to mean "including, without limitation," unless otherwise expressly provided in any instance.

                  Section 1.04 Meaning of Knowledge. References herein to the
                               --------------------
"knowledge" of Company refer to the actual knowledge of its officers as well as the knowledge that such persons would have after reasonable due inquiry of the relevant matters (regardless of whether such reasonable inquiry was actually performed).

                  Section 1.05 Headings. The article, section and other headings
                               --------
in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions of this Agreement.

                  Section 1.06 Drafting. The parties have participated jointly
                               --------
in the negotiation and drafting of this Agreement, and they agree that any ambiguity or question of intent or interpretation that may arise shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 1.07 Accounting Terms. Unless otherwise specified
                               ----------------
herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles as in effect at the time of determination.

                                  ARTICLE II.

                             STOCK PURCHASE; CLOSING

                  Section 2.01 Stock Purchase and Closing. Subject to the terms
                               --------------------------
and conditions set forth in this Agreement, the Company agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase and accept from the Company, in consideration of the concurrent closing under the AgGen Transfer Agreement, the Common Shares (the "Investment"). The closing of the Investment (the "Closing") shall take place at the same location as the closing under the AgGen Transfer Agreement on the date of the closing under the AgGen Transfer Agreement (the "Closing Date"). At the Closing, and as a condition precedent to the obligation of the Purchaser to purchase the Common Shares:

                  (a)  Stock Certificates. The Company will issue and deliver to
                       ------------------
          the Purchaser stock certificates in definitive form, registered in the name of the Purchaser, representing the Common Shares in consideration of the concurrent closing under the AgGen Transfer Agreement pursuant to Section 1.06 of the AgGen Transfer Agreement;

                  (b)  Certain Agreements. The Company and the Purchaser shall
                       ------------------
          enter into a Registration Rights Agreement (the "Registration
          Rights Agreement") in the form attached hereto as Exhibit A;
                                                            ---------

                  (c)  Legal Opinions.  The Company shall deliver to the
                       --------------
          Purchaser the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to the Company, dated the Closing Date, addressed to the Purchaser, in the form attached hereto as Exhibit B.
                                                           ---------

                  (d)  Company Consents and Approvals.  The Company shall
                       ------------------------------
          deliver to the Purchaser true and correct copies of all consents, approvals, waivers or other authorizations set forth in Section 3.04(c) of the Disclosure Schedule.

                  (e)  Other. The Company and the Purchaser shall deliver to
                       -----
          each other such officer's and secretary's certificates and other documents and instruments as are reasonably requested by either of them.

As used herein, (i) the term "Investment Documents" refers to this Agreement, the Registration Rights Agreement and each other certificate, instrument, or document contemplated by this Agreement, and (ii) the term "Transaction Documents" refers to the Investment Documents, the AgGen Transfer Agreement and each other certificate, instrument, or document contemplated by the AgGen Transfer Agreement.



                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  In order to induce the Purchaser to enter into this Agreement and each of the other Transaction Documents to which it is or shall be a party, and to consummate the transactions contemplated hereby and thereby, the Company hereby represents and warrants to Purchaser on and as of the date hereof as follows, subject to such exceptions as are set forth in Schedule 3 attached hereto (the "Disclosure Schedule"):

                  Section 3.01 Organization and Good Standing. The Company is a
                               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or other) or results of operations of the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Documents (a "Material Adverse Effect").

                  Section 3.02 Power and Authority. The Company has all
                               -------------------
requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses and to enter into this Agreement and the other Transaction Documents to which it is or shall be a party and to consummate the transactions contemplated hereby and thereby.

                  Section 3.03 Due Authorization. The execution, delivery and
                               -----------------
performance by the Company of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate proceedings.

                  Section 3.04 No Conflicts; Approvals. Neither the execution
                               -----------------------
and delivery of this Agreement or the other Transaction Documents to which the Company is or shall be a party nor the consummation by the Company of the transactions contemplated hereby or thereby:

                  (a) violates or conflicts with the Company's Certificate of Incorporation or By-laws;

                  (b) results in the creation of any lien or encumbrance upon any of the properties of the Company or any of its Subsidiaries, except for such liens or encumbrances that would not individually or in the aggregate have a Material Adverse Effect;

                       (c) violates or conflicts with, or constitutes a default under, or results in a breach of, or gives rise to any right of termination, cancellation or acceleration under (including any circumstances that would result in any of the foregoing with notice or lapse of time or both), or requires any consent, authorization or approval under, any material term or provision of any lien, lease, license, franchise, permit, loan agreement, promissory note, indenture or other contract or agreement to which the Company is a party or by which the Company or its respective assets or properties are bound, in each case material to the Company; or

                  (d) (i) legally requires the Company or any of its Subsidiaries to obtain any consent, authorization or approval of, or make any filing with, any governmental agency, body or instrumentality (whether federal, state, local or foreign) ("Governmental Authority") or other entity, except for compliance with applicable requirements of the Securities Act, the Exchange Act and state securities Laws or (ii) violates any provision of (x) any Applicable Law or (y) any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree (collectively, "Judgment") to which the Company is a party or by which the Company, or its properties is subject.

                  Section 3.05  Enforceability. This Agreement is, and when
                                --------------
executed and delivered by the Company each of the other Transaction Documents to which the Company is or shall be a party shall be, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity).

                  Section 3.06  Capitalization and Ownership.
                                ----------------------------

                  (a) Capital Structure. The authorized capital stock of the
                      -----------------
          Company consists solely of, and immediately prior to Closing will consist solely of, (A) 50,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of which 31,446,402 shares are issued and outstanding as of the date hereof and (B) 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding. All of such issued and outstanding shares were duly and validly issued, and are fully paid and nonassessable. There are no shares of capital stock of the Company held in the treasury of the Company. Convertible Securities. There are no options, warrants,
                   ----------------------
          conversion privileges or other rights presently outstanding to purchase or otherwise acquire any shares of capital stock or other securities of the Company, nor any agreements or understandings with respect thereto. The Disclosure Schedule sets forth the number of shares of Common Stock reserved for issuance with respect to any such rights disclosed in the Disclosure Schedule.

                  (b) Agreements. There are no stockholder agreements, voting
                      ----------
          trusts or other agreements or understandings relating to the Company or its capital stock to which the Company or, to the knowledge of the Company, any of its stockholders is a party. Neither the Company nor any Subsidiary is under any duty to redeem or repurchase any shares of any class or series of its capital stock or any securities convertible into or exchangeable for its capital stock. All of the outstanding shares of the Company's capital stock have been issued in material compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as expressly contemplated by the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws any of its presently outstanding shares of capital stock or any securities that it may hereafter issue.

               Section 3.07 Issuance of Common Shares. Upon the sale, issuance
                            -------------------------

and delivery of the Common Shares hereunder, such shares shall be validly issued, fully paid and non-assessable shares of the Company free and clear of all liens and encumbrances. Based upon the accuracy of the Purchaser's representations and warranties in
Article IV hereof, the offer, sale and issuance of the Common Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable state securities laws, and none of the Company or any of its representatives has taken, or shall take, any action which would subject the offer, sale and issuance of such shares to the registration requirements of such laws.

                  Section 3.08 Subsidiaries and Investments. The Company does
                               ----------------------------
not have any Subsidiaries and does not directly or indirectly own or control, of record or beneficially, any Investment in any other entity other than as set forth in Section 3.08 of the Disclosure Schedule. For purposes hereof,

"Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity interests are, at the time of determination, owned or controlled by the Company and/or one or more Subsidiaries of the Company,

         and

"Investment" means all material debt and equity interests and investments in any business entity (which interests and investments constitute an equity ownership interest of greater than 1% in the applicable business entity) held directly or indirectly by the Company and/or its Subsidiaries other than equity interests in Subsidiaries.

                  Section 3.09 Compliance with Law. The Company has not taken
                               -------------------
any actions in violation of any provision of its Certificate of Incorporation or By-laws (as currently or previously in effect). The Company is not (and, to the knowledge of the Company, any third parties acting on its behalf are not), and has not received notice alleging that it is in violation or breach of, or in default under any provision of any applicable Federal (including, without limitation, the rules and regulations of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.301 et seq., as amended), state, local or foreign code, statute, law, rule or regulation ("Applicable Law"), Judgment or license, permit, certificate, authorization or other approval of any Governmental Authority applicable to the Company, except any violation, breach or default that would not have a Material Adverse Effect, and the Company has not received notice that the Company or any of its employees or consultants is under investigation by any Governmental Authority with respect to any alleged material violation or breach of any of the foregoing.

                  Section 3.10 Financial Statements. The audited and unaudited
                               --------------------
financial statements contained in the Company's Public Filings present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company as of the dates and for the periods specified, in each case in conformity with generally accepted accounting principles as in effect from time to time in the United States, consistently applied (subject, in the case of unaudited financial statements, to adjustments consisting of normal recurring year-end items).

                  Section 3.11 Operations Since Balance Sheet Date. Since
                               -----------------------------------
September 30, 2001, except as disclosed in the Public Filings the Company and its Subsidiaries have conducted business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since September 30, 2001, except as disclosed in the Public Filings:

                  (a) The Company has not incurred, created or assumed any material indebtedness, guaranteed any material indebtedness or entered into any material capitalized leases; and the Company has not mortgaged, pledged, or granted a security interest in any of its material properties or assets except liens for taxes not yet due or payable;

                  (b) The Company has not sold, assigned, licensed, or transferred any patents, trademarks, trade names, copyrights, trade secrets or similar intangible assets, in each case material to the Company, to any person or entity;

                  (c) The Company has not declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property or any combination thereof) to any person or entity in respect of any capital stock or any other debt or equity securities of the Company; or purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of capital stock or any other debt or equity securities of the Company, other than repurchases of restricted common stock issued to employees and consultants upon their exercise of options subject to rights of repurchase;

                  (d) There has been no material damage to or destruction or loss of any property owned, leased or used by the Company (whether or not covered by insurance), normal wear and tear excepted;

                  (e) The Company has not made any changes in its Certificate of Incorporation or By-laws;

                  (f) The Company has not made any changes in the number of shares of its authorized, issued or outstanding capital stock except for shares of Common Stock issued in connection with the exercise of options granted under the Company's employee and consultant stock option plans; or issued, granted, sold or made any option, warrant or other right of any character relating to, or any securities or obligations convertible into, shares of capital stock of the Company, except under the Company's employee and consultant stock option plans;

                  (g) There have not occurred any other events, changes or circumstances with respect to the Company which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.12 Litigation. The Company is not engaged in, and
                               ----------

there is not pending, nor has the Company received notice of, and to the knowledge of the Company, the Company has not been threatened with, any material legal action, suit, arbitration or other proceeding or other claim of any nature of any Governmental Authority or other person or entity and there is no pending or, to the knowledge of the Company, threatened investigation or inquiry by any Governmental Authority which could be reasonable expected to have a Material Adverse Effect, in any case to which the Company is a party or to which the Company or its properties or assets is subject ("Legal Action").

                  Section 3.13    Intellectual Property.
                                  ---------------------

                  (a) Proprietary Rights. The Company has ownership of or a
                      ------------------
          license or other legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company as now conducted (collectively, "Proprietary Rights") other than (i) Proprietary Rights generally available on commercial terms from other sources or (ii) where the failure to own, license or have the right to use such Proprietary Rights would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) All material licenses or other material agreements under which (i) the Company is granted rights in Proprietary Rights, other than Proprietary Rights generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Proprietary Rights owned or licensed by the Company, are in full force and effect and there is no material default by the Company under any such agreement or, to the knowledge of the Company, any other party thereto, except where such default has not had or could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Company has taken all reasonable steps believed by it to be required in accordance with normal business practice and business judgment to establish and preserve its ownership of all Proprietary Rights owned by the Company.


                   (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any person. The activities of the Company or, to its knowledge, any of its employees on behalf of the Company do not violate any material agreements or arrangements known to the Company which any such employees have with other persons, if any.

                  Section 3.14 Disclosure. The information contained in the
                               ----------
          following documents (the "Public Filings") does not, or will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates, or if amended, as so amended:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

                  (b) the Company's Quarterly Report on Form 10-Q for the three months ended

          March 31, 2001;

                  (c) the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2001;

                  (d) the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2001;

                  (e) Notice of Annual Meeting of Shareholders and Proxy Statements for the Company's Annual Meeting held on May 2, 2001;

                  (f) All other documents, if any, filed by the Company with the Commission since September 30, 2001 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  Section 3.15 Offering Materials. The Company has not
                               ------------------
distributed and will not distribute prior to the Closing Date any offering memorandum or similar offering materials in connection with the offering and sale of the Common Shares. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Common Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


                  In order to induce the Company to enter into this Agreement and each of the other Transaction Documents to which it is or shall be a party, and to consummate the transactions contemplated hereby and thereby, the Purchaser hereby represents and warrants to the Company on and as of the date hereof as follows:

                  Section 4.01 Organization and Good Standing. The Purchaser is
                               ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  Section 4.02 Power and Authority. The Purchaser has the
                               -------------------
requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or shall be a party and to consummate the transactions contemplated hereby and thereby.

                  Section 4.03 Due Authorization; No Conflicts. The execution,
                               -----------------
delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation of the transactions contemplated hereby and thereby by the Purchaser (i) have been duly authorized by all necessary corporate proceedings, (ii) do not violate or conflict with the Purchaser's Certificate of Incorporation or By-Laws, (iii) do not violate any Judgment to which the Purchaser is a party or by which the Purchaser or its properties is subject, and (iv) do not violate or conflict with, or constitute a default under, or result in a breach of, or give rise to any right of termination, cancellation or acceleration under (including any circumstances that would result in any of the foregoing with notice or lapse of time or both), or require any consent, authorization or approval under, any term or provision of any lien, lease, license, franchise, permit, loan agreement, promissory note, indenture or other contract or agreement to which the Purchaser is a party or by which the Purchaser or its respective assets or properties are bound, in each case material to the Purchaser.

                  Section 4.04 Enforceability. This Agreement is, and when
                               --------------
executed and delivered by Purchaser each of the other Transaction Documents to which the Purchaser is or shall be a party shall be, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity).

                  Section 4.05 Experience; Risk. The Purchaser has such
                               -----------------
knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Common Shares pursuant to this Agreement and the other Transaction Documents and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and the other Transaction Documents and has the ability to bear the economic risk of the investment, including complete loss of the investment, in the Common Shares. Purchaser is experienced in evaluating and investing in companies such as the Company.

                  Section 4.06 Investment. The Purchaser is acquiring the
                               ----------
Common Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof (provided that this representation in no way limits Purchaser's right to sell shares pursuant to the Registration Statement or pursuant to an applicable exemption from the Securities Act).

                  Section 4.07 Restricted Securities; Rule 144. The Purchaser
                               ---------------------
understands that the Common Shares will be "restricted securities" under the Federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Common Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire) any of the Common Shares except in compliance with the Securities Act and the Exchange Act. The Purchaser acknowledges that the Common Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a

"broker's transaction" or in transactions directly with a "market maker" (as provided in Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  Section 4.08 Access to Data. The Purchaser has had an
                               ---------------
opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and has received all information requested from the Company regarding the investment in the Company. In addition, the Purchaser has carefully reviewed the Public Filings, including but not limited to the risk factors discussed therein.

                  Section 4.09 Accredited Investor. The Purchaser is an
                               -------------------
accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser was not organized for the purpose of making an investment in the Company.

                  Section 4.10 Legend. It is understood that each certificate
                               ------
representing Common Shares, and any securities issued in respect thereof or exchange therefor, shall bear a legend reading as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS EITHER A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED _______________________, 2001, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST.

                                   ARTICLE V.

                                   COVENANTS

                  Section 5.01 Compliance. The Company shall do and perform all
                               ----------
acts required to comply with all applicable requirements of the Securities Act, the Exchange Act and state securities laws in respect of the transactions contemplated by this Agreement, in accordance with the Investment Documents.

                  Section 5.02 Further Assurances. Consistent with the terms
                               ------------------
and conditions hereof, each party hereto will cooperate with each other and execute and deliver any and all instruments and take any and all other actions, either before or after the Closing, which may be necessary, proper, or advisable to effect or evidence the provisions of this Agreement and to consummate the transactions contemplated hereby. Without limitation of the foregoing, the

Company shall use its best efforts to obtain as soon as possible all approvals, authorizations and consents of all third parties which are necessary for the consummation of the transactions contemplated hereby.

                                   ARTICLE VI.

                                 INDEMNIFICATION

                  Section 6.01 Survival. The representations and warranties
                               --------
contained in this Agreement, and the right to make a claim for any breach thereof, shall survive and remain in full force and effect after Closing until the date twelve months after the anniversary of the date hereof, except claims, if any, which are based upon fraud or criminal acts, or relate to the representation and warranty in the first sentence of Section 3.07, shall survive for the full period of the applicable statute of limitations. The expiration of the representations and warranties contained in this Agreement shall not affect any party's obligations under Article VI so long as the party making a claim for indemnification has given the other party notice of such claim prior to the expiration of the applicable representation or warranty.

                  Section 6.02 Indemnification by the Company. Subject to
                               ------------------------------
Section 6.05 below, the Company shall indemnify, defend and hold harmless the Purchaser and its Affiliates, and the officers, directors, employees and agents of Purchaser and such Affiliates, from and against all claims (including, without limitation, claims by third parties), damages, losses, liabilities, costs and expenses (including, without limitation, any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, "Damages") arising out of or caused by (a) any inaccuracy in or breach when made of any representation or warranty made by the Company in this Agreement or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement.

                  Section 6.03 Indemnification by Purchaser. Subject to Section
                               ----------------------------
6.05 below, the Purchaser shall indemnify, defend and hold harmless the Company and its Affiliates and the officers, directors, employees and agents of the Company and its Affiliates, from and against any Damages arising out of or caused by (a) any inaccuracy in or breach when made of any representation or warranty made by the Purchaser in this Agreement or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

                  Section 6.04 Claims for Indemnification. In the event of the
                               --------------------------
occurrence of any event which any party asserts is an indemnifiable event pursuant to this Article VI, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the indemnifying party (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party the Indemnifying Party shall have the right to control the defense or settlement of such claim, provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets or condition (financial or otherwise) of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this
Section 6.04, and (d) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 6.04, provided that the Damages associated with such claim are covered by the indemnity provisions of Section 6.02 or 6.03 (as applicable), the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

                  In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VI, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

                  Section 6.05 Limits on Indemnification. The Company shall not
                               -------------------------
be liable under Section 6.02 above, and the Purchaser shall not be liable under
Section 6.03 above, unless the aggregate amount of Damages suffered by the Indemnified Parties under Section 6.02 or the aggregate amount of Damages suffered by the Indemnified Parties under 6.03, respectively, exceeds $50,000, (at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against Damages in respect of such claim only to the extent that the aggregate of all claims exceeds $50,000). In no event shall the Company or the Purchaser be entitled to recover consequential damages. In no event shall the Company or the Purchaser be liable for any Damages in an amount in excess of $2.1 million. The rights to indemnification hereunder shall be the sole and exclusive remedies, and exclusive means of recourse, of each of the parties hereto for a claim, breach, violations Damages or otherwise relating to, arising our of or under this Agreement, provided that the foregoing shall not prevent a claim against either the Company or the Purchaser based on fraud or third party action permitted hereunder.

                                  ARTICLE VII.

                                  MISCELLANEOUS

                  Section 7.01 No Agency. The relationship among the parties to
                               ---------
this Agreement will be strictly contractual in nature and, except as required by or implicit in law, there will not be any agency or fiduciary relationship among them arising out of this Agreement. No party to this Agreement will identify itself as or hold itself out to be the agent of any other party to this Agreement or an Affiliate of any such other party.

                  Section 7.02 Expenses. Each of the parties hereto shall bear
                               --------
its own costs and expenses, including fees and disbursements of its counsel and accountants, in connection with the negotiation and execution of this Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby provided that the Company shall pay all transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest related thereto) incurred in connection with the issuance of the Company's capital stock pursuant to this Agreement and the Company will at its own expense file all necessary tax returns and other documentation with respect to all such taxes and fees.

                  Section 7.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
                               ------------
BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT CONSIDERATION OF PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

                  Section 7.04 Specific Performance; Remedies. Each of the
                               -------------------------------
parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement. In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and reasonable attorneys' fees in addition to any other available remedy at law or in equity. All rights and remedies specified herein are in addition to, and not in substitution of, all rights and remedies available at law or in equity.

                  Section 7.05 Notices. All notices, requests, demands or other
                               --------
communications made pursuant to this Agreement shall be in writing in the English language and shall be deemed to have been duly given if given in a manner described below to the recipient party, to the following addresses:

                     (a)    If to Purchaser, to:

                            PE Corporation (NY)
                            Celera Genomics Group
                            45 West Gude Drive
                            Rockville, Maryland 20850

                         Facsimile: (240) 453-4000
                         Telephone: (240) 453-3000
                         Attention: President
                         cc: Legal Department

                         with a copy to:

                         PE Corporation (NY)
                         301 Merritt 7
                         Norwalk, Connecticut  06851
                         Facsimile: (203) 840-2910
                         Telephone: (203) 840-2922
                         Attention: Secretary

                  (b)    If to the Company, to:

                         Paradigm Genetics, Inc.
                         104 Alexander Drive
                         Administrative Bldg. #6
                         Research Triangle Park,
                         North Carolina  27709
                         Facsimile: (9l9) 485-2012
                         Attention: Chief Executive Officer and General Counsel

                         with a copy to:

                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Boston, MA 02111
                         Facsimile: (617) 542-2241
                         Attention: Jeffrey Wiesen, Esq. and Neil Aronson, Esq.

Any party may change its address for purposes of this Section 7.05 by notice to the others of such change in the manner specified above. Notices, requests, demands or other communications shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (postage prepaid, return receipt requested), upon the earlier of actual delivery or three (3) business days after being mailed, (iii) if delivered by overnight courier or similar service, upon delivery, or (iv) if given by telecopy, upon receipt of confirmation of transmission by telecopy; provided that if such
                                                     --------
notices or other communications would otherwise be deemed given on a day which is not a business day, the delivery shall be deemed to have occurred the first business day following such day.

                  Section 7.06 Assignment; Successors. This Agreement shall be
                               ----------------------
binding upon and inure to the benefit of any permitted successors and assigns of any party hereto, provided that no party hereto may assign or delegate its rights or obligations hereunder without the express written consent of the other parties hereto.

                  Section 7.07 Schedules and Exhibits; Entire Agreement.
                                ---------------------------------------
The Schedules and Exhibits hereto constitute an integral part of this Agreement. This Agreement and the other Transaction Documents constitute the entire and sole agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous understanding, agreements, representations or warranties, whether oral or written (including electronic communications), with respect to the subject matter hereof.

                  Section 7.08 Severability. Any provision of this Agreement
                               ------------
which may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Moreover, if any one or more provisions contained in this Agreement shall for any reason be held by any court of competent jurisdiction to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

                  Section 7.09 Time. Subject to any required notice and the
                               ----
lapse of any applicable cure periods, time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is specifically expressed to be a factor.

                  Section 7.10 Modification, Amendment, Waiver. No modification
                               -------------------------------
or amendment of any provision of this Agreement shall be effective unless approved in writing by the parties to the Agreement. No party shall be deemed to have waived compliance by any other party with any provision of this Agreement unless such waiver is in writing, and the failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of any party thereafter to enforce such provisions in accordance with their terms. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision of this Agreement.

                  Section 7.11 Counterparts. This Agreement may be executed in
                               -------------
any number of counterparts and by different parties hereto in separate counterparts (and may be executed via facsimile), with the same effect as if all parties had signed the same document. All such counterparts will be deemed to be an original, shall be construed together and shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        PE CORPORATION (NY) through its
                                        CELERA GENOMICS GROUP


                                        By: /s/ Peter Barrett
                                           ------------------------------------
                                           Name: Peter Barrett, Ph.D.
                                           Title: EVP and Chief Business Officer

                                        PARADIGM GENETICS, INC.


                                        By: /s/ John A. Ryals
                                           ------------------------------------
                                           Name: John Ryals
                                           Title: Chief Executive Officer


                  [Signature Page to Stock Purchase Agreement]